EXHIBIT 2.1

AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER (this “Amendment No. 1”) is made and entered into as of June 24, 2025 by and among Longevity Health Holdings, Inc., a Delaware corporation (“Parent”), Longevity Health Biomarkers, Inc., a Delaware corporation (“Merger Sub”), 20/20 Biolabs, Inc., a Delaware corporation (the “Company”), and Jonathan Cohen, as the Stockholder Representative (the “Stockholder Representative” and, together with Parent, Merger Sub and the Company, collectively, the “Parties” and each, individually, a “Party”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger, dated as of April 11, 2025 (the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement as set forth below;

WHEREAS, Section 10.2 of the Agreement provides that the Agreement may be amended in whole or in part, by an agreement in writing executed by each of the Parties; and

WHEREAS, each of the Parent Board, Company Board, and the board of directors of Merger Sub has approved the execution and delivery of this Amendment No. 1.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Amendment No. 1, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.
Amendment to Section 9.1(k). Section 9.1(k) of the Agreement is hereby amended and restated in its entirety as follows:

“(k) automatically, and without any further action by the Parent or the Company, on July 8, 2025 (the “Due Diligence Contingency Deadline”), unless extended in writing by the mutual agreement of the Parent and the Company.”

2.
No Further Amendment. The Parties agree that, except as provided herein, all other provisions of the Agreement shall, subject to the amendments set forth in Section 1 of this Amendment No. 1, continue unmodified, in full force and effect and constitute legal and binding obligations of all Parties in accordance with its terms. This Amendment No. 1 is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein. This Amendment No. 1 forms an integral and inseparable part of the Agreement.
3.
References. All references to the “Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Agreement shall refer to the Agreement as amended by this Amendment No. 1. Notwithstanding the foregoing, references to the date of the Agreement (as amended hereby) and references in the Agreement to “the date hereof,” “the date of this Agreement” and terms of similar import shall in all instances continue to refer to April 11, 2025.
4.
Effect of Amendment. This Amendment No. 1 shall form a part of the Agreement for all purposes, and each Party shall be bound hereby. From and after the execution of this Amendment No. 1 by the Parties, any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby. This Amendment No. 1 shall be deemed to be in full force and effect from and after the execution of this Amendment No. 1 by the Parties.
5.
Counterparts. This Amendment No. 1 may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed as of the date first written above by their respective officers thereunto duly authorized.

LONGEVITY HEALTH HOLDINGS, INC.

By: /s/ Rajiv Shukla

Name: Rajiv Shukla

Title: Chairman and Chief Executive Officer

LONGEVITY HEALTH BIOMARKERS, INC.

By: /s/ Rajiv Shukla

Name: Rajiv Shukla

Title: Chief Executive Officer and President

20/20 BIOLABS, INC.

By: /s/ Jonathan Cohen

Name: Jonathan Cohen

Title: Chief Executive Officer

Solely in the capacity as the Stockholder Representative,

/s/ Jonathan Cohen

Jonathan Cohen